Exhibit 99.3

Report of Independent Auditors

To the Board of Directors of DDC Group International Inc.

Opinion

We have audited the accompanying consolidated financial statements of DDC Group International Inc. d/b/a Cineplex Digital Media (the “Company”), which comprise the consolidated balance sheets of the Company as of December 31, 2024 and the related consolidated statements of operations, consolidated statements of comprehensive income (loss), consolidated statements of changes in equity, consolidated statements of cash flows, and the notes to the consolidated financial statements for the years then ended (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and December 31, 2023, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS Accounting Standards).

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS Accounting Standards, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

October 8, 2025

DDC Group International Inc. d/b/a Cineplex Digital Media
Consolidated Balance Sheets

(expressed in thousands of Canadian dollars)

	Notes	December 31,	December 31,
		2024	2023

Assets

Current assets
Cash and cash equivalents	2	$—	$—
Trade and other receivables	3	8,184	7,360
Income taxes receivable	7	239	190
Inventories	4	4,272	2,374
Prepaid expenses and other current assets		463	380
Due from parent		6,002	468
		19,160	10,772
Non-current assets
Property, equipment and leaseholds	5	4,992	7,100
Right-of-use assets	6	37,841	4,695
Deferred income taxes	7	9,585	9,352
Intangible assets	8	1,167	1,432
Goodwill		44,686	44,686
		$117,431	$78,037

The accompanying notes are an integral part of these consolidated financial statements.
DDC Group International Inc. d/b/a Cineplex Digital Media	(1)
2024 ANNUAL FINANCIAL STATEMENTS REPORTS - CONSOLIDATED BALANCE SHEETS

DDC Group International Inc. d/b/a Cineplex Digital Media
Consolidated Balance Sheets...continued

(expressed in thousands of Canadian dollars)

	Notes	December 31,	December 31,
		2024	2023

Liabilities

Current liabilities
Accounts payable and accrued liabilities	9	$11,115	$7,440
Deferred revenue and other	12	5,478	4,460
Lease obligations	10	8,801	2,012
		25,394	13,912
Non-current liabilities
Lease obligations	10	32,870	3,521
Other liabilities	11	226	421
		33,096	3,942

Total liabilities		58,490	17,854

Shareholders’ equity
Share capital		51,960	51,960
Equity		5,096	7,422
Contributed surplus		1,525	572
Cumulative translation adjustment		360	229
Total shareholders’ equity		58,941	60,183
		$117,431	$78,037

The accompanying notes are an integral part of these consolidated financial statements.
DDC Group International Inc. d/b/a Cineplex Digital Media	(2)
2024 ANNUAL FINANCIAL STATEMENTS REPORTS - CONSOLIDATED BALANCE SHEETS

DDC Group International Inc. d/b/a Cineplex Digital Media
Consolidated Statements of Operations
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

		Year ended December 31,
	Notes	2024	2023

Revenues	12
Project revenues		18,328	11,774
Media and services revenues		37,354	26,824

		55,682	38,598

Expenses
Depreciation - right-of-use assets		10,198	2,091
Depreciation and amortization - other assets		3,446	4,983
(Gain) loss on disposal of assets	5	(194)	(15)
Purchased services		8,589	7,330
Other inventories consumed		8,798	4,103
Employee wages, salaries and benefits		18,766	16,508
Other costs	13	7,148	5,278
Interest expense - lease obligations	10	2,757	429
Interest expense - other		30	30
Foreign exchange		(1,332)	341

		58,206	41,078

Loss before income taxes		(2,524)	(2,480)

Income taxes recovery	7
Current		35	178
Deferred		(233)	(9,352)
		(198)	(9,174)
Net (loss) income		$(2,326)	$6,694

The accompanying notes are an integral part of these consolidated financial statements.
DDC Group International Inc. d/b/a Cineplex Digital Media	(3)
2024 ANNUAL FINANCIAL STATEMENTS REPORTS - CONSOLIDATED STATEMENTS OF OPERATIONS

DDC Group International Inc. d/b/a Cineplex Digital Media
Consolidated Statements of Comprehensive Income (Loss)
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars)

		Year ended December 31,
		2024	2023

Net (loss) income from continuing operation		$(2,326)	$6,694
Other comprehensive (loss) income
Items that will be reclassified subsequently to net income:
Foreign currency translation adjustment		131	(70)
Total comprehensive (loss) income		$(2,195)	$6,624

(Loss) earnings per share - basic	14	$(183)	$525

The accompanying notes are an integral part of these consolidated financial statements.
DDC Group International Inc. d/b/a Cineplex Digital Media	(4)
2024 ANNUAL FINANCIAL STATEMENTS REPORTS - CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

DDC Group International Inc. d/b/a Cineplex Digital Media
Consolidated Statements of Changes in Equity
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars)

	Share capital	Contributed surplus	Cumulative translation adjustment	Equity	Total

January 1, 2024	$51,960	$572	$229	$7,422	$60,183
Net loss	—	—	—	(2,326)	(2,326)
Other comprehensive income	—	149	131	—	280
Total comprehensive loss (income)	—	149	131	(2,326)	(2,046)
Issuance of shares on exercise of options		804	—	—	804
December 31, 2024	$51,960	$1,525	$360	$5,096	$58,941

January 1, 2023	$51,960	$—	$299	$728	$52,987
Net income	—	—	—	6,694	6,694
Other comprehensive loss	—	—	(70)	—	(70)
Total comprehensive loss (income)	—	—	(70)	6,694	6,624
Issuance of shares on exercise of options	—	572	—	—	572
December 31, 2023	$51,960	$572	$229	$7,422	$60,183

The accompanying notes are an integral part of these consolidated financial statements.
DDC Group International Inc. d/b/a Cineplex Digital Media	(5)
2024 ANNUAL FINANCIAL STATEMENTS REPORTS - CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

DDC Group International Inc. d/b/a Cineplex Digital Media
Consolidated Statements of Cash Flows
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars)

		Year ended December 31,
	Notes	2024	2023
Cash provided by (used in)
Operating activities
Net (loss) income from continuing operations		$(2,326)	$6,694
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization - other assets		3,446	4,983
Depreciation - right-of-use assets		10,198	2,091
Other non-cash interest		30	130
(Gain) loss on disposal of assets	5	(194)	(15)
Deferred income taxes	7	(233)	(9,352)
Non-cash share-based compensation		804	572
Changes in operating assets and liabilities	15	(1,846)	335
Net cash provided by operating activities		9,879	5,438

Investing activities
Purchases of property, equipment and leaseholds	4	(457)	(769)
Intangible assets additions		(712)	(922)
Net cash provided by (used in) investing activities		(1,169)	(1,691)

Financing activities
Repayments of lease obligations - principal		(7,060)	(4,093)
Due to/from parent		(1,883)	359
Net cash used in financing activities		(8,943)	(3,734)

Effect of exchange rate differences on cash		233	(13)
Increase in cash and cash equivalents		—	—
Cash and cash equivalents - Beginning of period		—	—
Cash and cash equivalents - End of period		$—	$—

Supplemental information
Cash paid for interest - lease obligation		$2,757	$429

Cash paid for interest - other		$30	$30

Cash paid for income taxes, net		$(8)	$(33)

The accompanying notes are an integral part of these consolidated financial statements.
DDC Group International Inc. d/b/a Cineplex Digital Media	(6)
2024 ANNUAL FINANCIAL STATEMENTS REPORTS - CONSOLIDATED STATEMENTS OF CASH FLOWS

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

1. General information

DDC Group International Inc. (“DDC”) is an Ontario, Canada corporation and a wholly owned subsidiary of Cineplex Entertainment Limited Partnership. DDC serves as the holding company for Cineplex Digital Media Inc. and Cineplex Digital Media US Inc. (collectively "CDM"), which together operate as a leading provider of digital signage and digital place-based media solutions across North America. CDM is headquartered at 137 Northfield Drive West, Waterloo, Ontario, N2L 5A6.

2. Cash and cash equivalents

Cash and cash equivalents comprise the following:

	2024	2023

Cash at bank and on hand, net of outstanding cheques	$—	$—

3. Trade and other receivables

Trade and other receivables comprise the following:

	2024	2023

Trade receivables	$7,664	$7,081
Other receivables	520	279
	$8,184	$7,360

4. Inventories

Inventories comprise the following:

	2024	2023

Hardware and work-in-progress inventory	$4,272	$2,374

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(7)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

5. Property, Equipment, and Leaseholds

Property, equipment and leaseholds consist of:

	Buildings and leasehold improvements	Equipment	Construction-in-progress	Total

At January 1, 2024
Cost	$789	$29,035	$376	$30,200
Accumulated depreciation	(666)	(22,434)	—	(23,100)
Net book value	$123	$6,601	$376	$7,100

Year ended December 31, 2024
Opening net book value	$123	$6,601	$376	$7,100
Additions, net of transfers	—	401	(10)	391
Disposals	—	(30)	—	(30)
Depreciation for the year	(24)	(2,445)	—	(2,469)
Closing net book value	$99	$4,527	$366	$4,992

At December 31, 2024
Cost	$789	$27,264	$366	$28,419
Accumulated depreciation	(690)	(22,737)	—	(23,427)
Net book value	$99	$4,527	$366	$4,992

At January 1, 2023
Cost	$781	$28,317	$42	$29,140
Accumulated depreciation	(571)	(19,053)	—	(19,624)
Net book value	$210	$9,264	$42	$9,516

Year ended December 31, 2023
Opening net book value	$210	$9,264	$42	$9,516
Additions, net of transfers	6	730	335	1,071
Reclass on CIP	1	—	(1)	—
Disposals	—	—	—	—
Depreciation for the year	(94)	(3,393)	—	(3,487)
Closing net book value	$123	$6,601	$376	$7,100

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(8)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

6. Right-of-use-assets

The following tables present right-of-use assets for CDM for the year ended December 31, 2024 and 2023:

	Property	Equipment	Total

At December 31, 2024
Cost	$1,649	$58,227	$59,876
Accumulated depreciation	(1,141)	(20,894)	(22,035)
Net book value	$508	$37,333	$37,841

Year ended December 31, 2024
Opening net book value	$751	$3,944	$4,695
Additions	—	43,344	$43,344
Extensions and modifications	—	—	$—
Depreciation for the period	(243)	(9,955)	$(10,198)
Closing net book value	$508	$37,333	$37,841

	Property	Equipment	Total

At December 31, 2023
Cost	$1,345	$15,868	$17,213
Accumulated depreciation	(1,103)	(9,697)	(10,800)
Net book value	$242	$6,171	$6,413

Year ended December 31, 2023
Opening net book value	$242	$6,171	$6,413
Additions	—	—	—
Extensions and modifications	724	(170)	554
Disposals	—	(181)	(181)
Depreciation for the period	(215)	(1,876)	(2,091)
Closing net book value	$751	$3,944	$4,695

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(9)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

7. Deferred income taxes

Based on substantively enacted corporate tax rates, expected timing of reversals and expected taxable income allocation to various tax jurisdictions, deferred income taxes are as follows:

	2024	2023

Deferred income tax assets
Property, equipment and leaseholds and deferred tenant inducements - difference between net carrying value and undepreciated capital cost	$111	$(404)
Accounting provisions not currently deductible	1,105	$389
Income tax credits available	450	$450
Operating losses available for carry-forward and carry-back	9,184	$10,121
Total gross deferred income tax assets	10,850	10,556

Deferred tax liabilities
Intangible assets	(1,265)	(1,204)
Total gross deferred income tax liabilities	(1,265)	(1,204)

Net deferred income tax	$9,585	$9,352

At December 31, 2020 the recoverability of the net deferred income tax assets was uncertain and accordingly the net deferred tax assets were derecognized. During the second quarter of 2023, CDM assessed the recoverability of net deferred income tax assets and determined that the expected return to profitability provided a reasonable expectation that previously derecognized net deferred income tax assets will be utilized to offset future periods of taxable income, resulting in income tax recovery of approximately $8,923 in the second quarter of 2023.

CDM’s combined statutory income tax rate at December 31, 2024 was 26.6% (2023 - 26.6%).

The provision for income taxes included in the consolidated statement of operations differs from the statutory income tax rate for the years ended December 31, 2024 and 2023 as follows:

	2024	2023

Loss before income taxes from continuing operations	$(2,524)	$(2,480)
Combined statutory income tax rates for the current year	26.63%	26.60%
Income taxes (receivable) payable at statutory rate	(672)	(660)
Recognition of deferred income tax assets	—	(8,923)
Other permanent differences	474	409
Provision for income taxes from continuing operations	$(198)	$(9,174)

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(10)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

8. Intangible assets

Intangible assets consist of the following:

Software and other

At January 1, 2024
Cost	$25,514
Accumulated amortization	(24,082)
Net book value	$1,432

Year ended December 31, 2024
Opening net book value	$1,432
Additions	712
Amortization for the year	(977)
Closing net book value	$1,167

At December 31, 2024
Cost (i)	$8,396
Accumulated amortization (i)	(7,229)
Net book value	$1,167

At January 1, 2023
Cost	$6,777
Accumulated amortization	(4,773)
Net book value	$2,004

Year ended December 31, 2023
Opening net book value	$2,004
Additions	924
Foreign exchange rate changes	—
Amortization for the year	(1,496)
Closing net book value	$1,432

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(11)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

9. Accounts payable and accrued liabilities

Accounts payable and accrued liabilities consist of:

	2024	2023

Accounts payable - trade	$8,869	$5,258
Accrued salaries and benefits	1,985	2,122
Sales taxes payable	(16)	(287)
Other payables and accrued liabilities	277	347
	$11,115	$7,440

10. Lease obligations

The following table presents lease obligations for CDM for the year ended December 31, 2024 and 2023:

	Property	Equipment	Total

Year ended December 31, 2024
Opening balance	$760	$4,773	5,533
Additions	—	43,344	43,344
Extensions and modifications	—	—	—
Lease payment	(291)	(9,672)	(9,963)
Interest expense	54	2,703	2,757
Disposals	—	—	—
Closing lease obligations	$523	$41,148	$41,671
Less: current portion	255	8,546	8,801
Non-current portion of lease obligations of continuing operations	$268	$32,602	$32,870

	Property	Equipment	Total

Year ended December 31, 2023
Opening balance	$401	$8,749	$9,150
Additions	—	—	—
Extensions and modifications	724	(170)	554
Lease payment	(421)	(3,983)	(4,404)
Interest expense	56	373	429
Disposals	—	(196)	(196)
Closing lease obligations	$760	$4,773	$5,533
Less: current portion	235	1,777	2,012
Non-current portion of lease obligations	$525	$2,996	$3,521

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(12)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

The following table discloses the undiscounted cash flow for lease obligations as of December 31:

	2024	2023
Less than one year	$4,395	$4,395
One to five years	45,419	5,919
More than five years	11,500	—
Total undiscounted lease obligations	$61,314	$10,314

The following table provides the lease amounts recognized in the statement of operations for the periods ended December 31:

	2024	2023
Depreciation expense on right-of-use assets	$10,198	$2,091
Interest expense on lease obligations	$2,757	$429
Expense relating to variable lease payments not included in the measurement of the lease obligations (i)	$2,468	$2,607
(i) Variable lease payments include realty taxes and insurance.

CDM leases certain digital media advertising assets under agreements that may include fixed fees and guaranteed minimums. These leases typically provide CDM with the right to use identified digital displays for specified periods of time to display advertising in exchange for the greater of a percentage of advertising sales and the minimum annual guarantee. Lease terms for digital media assets generally range from one to five years.

Any payments in excess of the minimum annual guarantee are recognized as variable rent expense. Variable payments related to these leases for the period ended December 31, 2024 were $4,055.

11. Other liabilities

Other liabilities consist of the following:

	2024	2023

Asset retirement obligations	$226	$421
	$226	$421

12. Revenue

The following tables disclose the changes in deferred revenue and other for the year ended December 31, 2024 and 2023:

	December 31, 2023	Additions	Recognized	Translation	December 31, 2024
Media deposits	$4,460	$8,216	$7,291	$(93)	$5,478
	$4,460	$8,216	$7,291	$(93)	$5,478

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(13)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

	December 31, 2022	Additions	Recognized	Translation	December 31, 2023
Media deposits	$2,960	$5,593	$4,055	$38	$4,460
	$2,960	$5,593	$4,055	$38	$4,460

The following tables provide the disaggregation of revenue into categories by nature for the year ended December 31, 2024 and 2023:

Media revenues	Year ended December 31,
	2024	2023

Project revenues	$18,328	$11,774
Media and services revenues	37,354	26,824
Total media revenues	$55,682	$38,598

Timing of revenue recognition	Year ended December 31,
	2024	2023

Transferred at a point in time	$18,753	$12,517
Transferred over time	36,929	26,081
Total media revenues	$55,682	$38,598

13. Other costs

	Year ended December 31,
	2024	2023

Variable rent	$4,055	$2,683
Realty and occupancy taxes and maintenance fees	163	170
Utilities	47	56
Repairs and maintenance	618	488
Advertising and promotion	726	788
Office and operating supplies	132	79
Licenses and franchise fees	16	14
Insurance	68	61
Professional and consulting fees	110	102
Telecommunications and data	262	234
Bad debts	(38)	(67)
Other costs	989	670
	$7,148	$5,278

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(14)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

14. Earnings (loss) per share

Basic

Basic earnings (loss) per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the period.

	Year ended December 31,
	2024	2023

Net (loss) income	$(2,326)	$6,694
Weighted average number of shares outstanding	12,742	12,742
(Loss) earnings per share - basic	$(183)	$525

15. Changes in operating assets and liabilities

The following summarizes the changes in operating assets and liabilities:

	Year ended December 31,
	2024	2023

Trade and other receivables	$(654)	$(1,161)
Inventories	(1,838)	420
Prepaid expenses and other current assets	(59)	(140)
Accounts payable and accrued liabilities	(73)	(511)
Income taxes receivable	43	199
Deferred revenue	952	1,526
Other liabilities	(217)	2
	$(1,846)	$335

Property, equipment and leasehold purchases included in accounts payable and accrued liabilities as at December 31, 2024, are $330 (2023 - $397).

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(15)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

16. Related party transactions

CDM earns revenue from the sale of advertising by its parent company, Cineplex Entertainment LP, on CDM's digital signage network. These transactions are conducted in the normal course of operations and are measured at market-based exchange amounts. A portion of CDM’s trade and other receivables, relates to amounts due from Cineplex, and revenue for digital out of home as shown below:

Year ended December 31, 2024

Cineplex
Trade and other receivables	$6,002
Revenue	$20,858

Year ended December 31, 2023

Cineplex
Trade and other receivables	$468
Revenue	$11,264

17. Material accounting policies, judgments and estimation uncertainty

Material accounting policies

The material accounting policies used in the preparation of these consolidated financial statements are described below.

Basis of preparation and measurement

CDM prepares its consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”). The preparation of consolidated financial statements in accordance with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise judgment in applying CDM’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions are significant to the consolidated financial statements are disclosed later in this note.

These consolidated financial statements have been prepared under the historical cost convention, except for the revaluation of certain financial assets and financial liabilities to fair value.

Consolidation

Subsidiaries are all entities over which CDM has control. CDM controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to CDM. They are deconsolidated from the date that control ceases.

CDM applies the acquisition method to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred to the former owners of the acquiree and the equity interests issued by CDM. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. CDM recognizes any non-controlling interest in the acquiree at fair value of the recognized amounts of the acquiree’s identifiable net assets.

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(16)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

Inter-company transactions, balances and unrealized gains and losses on transactions between CDM entities are eliminated. When necessary, amounts reported by subsidiaries have been adjusted to conform with CDM’s accounting policies.

Foreign currency translation

Functional and presentation currency

CDM determines its subsidiaries’ functional currency by reviewing the currency of the primary economic environment in which each entity operates (the “functional currency”). The functional currency of all entities of the CDM group is the Canadian dollar.

The consolidated financial statements are presented in Canadian dollars.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Generally, foreign exchange gains and losses resulting from the settlement of foreign currency transactions and from the translation at fiscal year-end exchange rates of monetary assets and liabilities denominated in currencies other than an operation’s functional currency are recognized in the consolidated statements of operations.

Subsidiaries

The results and balance sheet of the subsidiaries that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

• assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

• income and expenses for each statement of profit or loss and statement of comprehensive income are translated at average exchange rates, and

• all resulting exchange differences are recognized in other comprehensive income.

Goodwill recognized on the acquisition of a subsidiary are treated as assets and liabilities of the subsidiary and translated at the closing rate.

Impairment of financial assets

At each reporting date, CDM assesses whether there is objective evidence that a financial asset is impaired. If such evidence exists, CDM recognizes an impairment loss. IFRS 9 uses forward-looking Expected Credit Loss (“ECL”), CDM applies the impairment model to financial asset measured at amortized cost or FVOCI, except for investments in equity instruments, and to contract assets.

Under IFRS 9, expected credit losses will be measured on either of the following bases:

i.	12-month ECLs which are ECLs that result from possible default events within 12 months after the reporting date; and

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(17)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

ii.	lifetime ECLs which are ECLs that result from all possible default events over the expected life of a financial instruments.

CDM applies the IFRS 9 simplified approach to measuring expected credit losses which uses a lifetime expected credit loss for all trade receivables. Impairment losses on financial assets carried at amortized cost or FVOCI are reversed in subsequent years if the amount of the loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized.

Inventories

Inventories include consumable supplies and work-in-progress being assembled for sale or installation by CDM.

Impairment of non-financial assets

Property, equipment and leaseholds and intangible assets subject to amortization are tested for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable. Long-lived assets that are not amortized are subject to an annual impairment test. For the purpose of measuring recoverable amounts, assets are grouped at the lowest levels for which there are separately identifiable cash inflows relating to the relevant intangible asset (“cash-generating units” or “CGUs”). The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use (being the present value of the expected future cash flows of the relevant asset or CGU). An impairment loss, if estimated, is recognized for the amount by which the CGU’s carrying value exceeds its recoverable amount. Management makes assumptions and estimates in determining the recoverable amount of its long lived assets and groups of CGUs’ goodwill, including significant key assumptions relating to revenue growth rates and discount rates. Further, other assumptions are required pertaining to variable and fixed cash flows, and operating margins.

Goodwill is reviewed for impairment annually or at any time if an indicator of impairment exists.

Goodwill acquired through a business combination is allocated to each CGU or group of CGUs that is expected to benefit from the related business combination.

Property, equipment and leaseholds

Property, equipment and leaseholds are stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying value or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to CDM and the cost can be measured reliably. The carrying value of a replaced asset is derecognized when replaced. Repairs and maintenance costs are charged to the consolidated statements of operations during the year in which they are incurred.

The major categories of property, equipment and leaseholds are depreciated on a straight-line basis as follows:

Equipment (in years)	3	-	10
Leasehold improvements	term of lease but not in excess of the useful lives

CDM allocates the amount initially recognized in respect of an item of property, equipment and leaseholds to its significant parts and depreciates separately each such part. Residual values, method of depreciation and useful lives of the assets are reviewed at least annually or whenever events or circumstances suggest a change that may otherwise indicate an impairment exists and adjusted if appropriate.

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(18)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

Gains and losses on disposals of property, equipment and leaseholds are determined by comparing the proceeds with the carrying value of the asset and are included as part of other gain or loss on the sale of assets in the consolidated statements of operations.

Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of CDM’s share of the net identifiable assets of the acquired business at the date of acquisition.

Identifiable intangible assets

Intangible assets include software acquired by CDM. Management tests indefinite-lived intangible assets for impairment at least annually, and considers at least annually or whenever events or circumstances indicate that the life of an indefinite-lived intangible asset may be finite. The advertising contracts have limited lives and are amortized over their useful lives, estimated to be between five to nine years. The estimated fair value of lease contract assets is amortized on a straight-line basis over the remaining term of the lease into amortization expense.

The major category of intangible assets are amortized on a straight-line basis as follows:

Internally generated software (in years)	3	-	5

Leases

In assessing whether a contract is, or contains a lease, CDM applies the definition of a lease and related guidance set out in IFRS 16 for all lease contracts entered into or modified. A contract is, or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Under the provisions of IFRS 16, substantially all of CDM’s leases are recorded as lease obligations and right-of-use assets.

Lease payments included in the measurement of the lease obligation are comprised of the following:

i.	Fixed lease payments, including in-substance fixed payments;
ii.	Variable lease payments that depend on an index or rate, initially measured using the index or rate at the commencement date;
iii.	Amounts expected to be payable under a residual value guarantee;
iv.

The exercise price of purchase options that CDM is reasonably certain to exercise, lease payments in an option renewal period if CDM is reasonably certain to exercise the extension option, and penalties for early termination of the lease unless CDM is reasonably certain not to terminate early; and

v.	Less any lease incentives receivable.

Variable payments for leases that do not depend on an index or rate are not included in the measurement of the lease liability. The variable payments are recognized as an expense in the period in which they are incurred and are included in the consolidated statement of operations.

CDM accounts for any lease and associated non-lease components separately, as opposed to a single arrangement, which is permitted under IFRS 16. CDM records non-lease components such as common area maintenance as an expense in the period in which they are incurred and are included in the consolidated statement of operations.

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(19)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

Interest on the lease obligations is calculated using the effective interest method with rent payments reducing the liability. The lease obligation is remeasured whenever a lease contract is modified and the lease modification is not accounted for as a separate lease, or there is a change in the assessment of the exercise of an extension option. The lease obligation is remeasured by discounting the revised lease payments using a revised discount rate resulting in a corresponding adjustment to the right-of-use asset or is recorded in gain or loss if the carrying amount of the right-of-use asset has been reduced to zero or the modification results in a reduction in the scope of the lease.

The right-of-use assets are depreciated on a straight-line basis from the date of commencement to the earlier of the end of the useful life of the asset or the end of the lease term.

Under IFRS 16, right-of-use assets are tested for impairment in accordance with IAS 36, Impairment of Assets.

Income taxes

Income taxes comprise current and deferred income taxes. Income taxes are recognized in the consolidated statements of operations, except to the extent that they relate to items recognized directly in equity or in OCI, in which case, the income taxes are also recognized directly in equity or in OCI.

Current income taxes are the expected taxes payable on the taxable income for the year, using income tax rates enacted or substantively enacted, at the end of the reporting period, and any adjustment to income taxes payable in respect of previous years.

In general, deferred income taxes are recognized in respect of temporary differences arising between the income tax bases of assets and liabilities and their carrying values in the consolidated financial statements. Deferred income taxes are determined on a non-discounted basis using income tax rates and laws that have been enacted or substantively enacted at the consolidated balance sheet dates and are expected to apply when the deferred income tax asset or liability is settled. Deferred income tax assets are recognized to the extent that it is probable that the assets can be recovered.

Deferred income taxes are provided on temporary differences arising on investments in subsidiaries and joint ventures, except, in the case of subsidiaries, where the timing of the reversal of the temporary difference is controlled by CDM and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax assets and liabilities are presented as non-current.

Revenue

The media segment principally generates revenue from providing advertising services, sales of digital hardware for digital signage networks, installation of hardware, digital software services subscriptions, software maintenance and support services, creative services, and warranties. Products and services may be sold separately or in bundled packages. For bundled packages, CDM determines whether individual products and services are distinct (if a product or service is separately identifiable from other items in the bundled package and if a customer can benefit from it). The consideration is allocated between separate products and service in a bundle based on their relative stand-alone selling prices.

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(20)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

Advertising Media

Media revenues consist primarily of advertising revenues generated from customers who advertise their products and services through CDM’s media offerings which include digital out-of-home platforms in shopping malls and office towers, quick service restaurants, and retailers. CDM earns a percentage of all advertising sales made by its customers across its media offerings. Advertising revenue is recognized over time as services are delivered. The transaction price allocated to these services is recognized as the media runs from the start to the end dates specified in the contracts with the customer and is allocated based on the stand-alone selling prices of the distinct services to be provided.

Installation and Digital Hardware for digital signage network

CDM sells hardware, installation and other professional services for digital signage networks. The installation and other professional services that CDM provides are not a significant integration service, does not customize or modify the hardware and can be performed by another party. The installation and other professional services are therefore accounted for as separate performance obligations and the transaction price is allocated to each performance obligation based on the stand-alone selling prices. Revenue for installation and other professional services are recognized upon completion of the installation of the digital hardware at the individual site being installed for the customer. If contracts include the purchase of hardware, revenue for the hardware is recognized at the point in time when hardware is delivered to the customer. Delivery occurs when the hardware has been shipped to the customer’s specific location, the control of the hardware has passed to the customer and the customer has accepted the hardware.

Digital software services subscription and support

CDM sells software service subscriptions to customers which provides the functionality for the digital signage network, the customer portal, the content management tool and media player software at the customer’s location. CDM also sells maintenance and support services for the digital signage networks. Software service subscription and maintenance and support services are considered to represent a single performance obligation and revenue is recognized over time over the life of the contract. For software service subscriptions, customers have payment options of either monthly, quarterly or annual payments over the term of the contract or a single lump sum payment at the inception of the contract. Amounts collected as advanced payments are recorded as deferred revenue and recognized over the term of the contract unless the contract contains a renewal option with an embedded material right which provides the customer a material right (such as a free or discounted good or service) and gives rise to a separate performance obligation. If an embedded material right exists, revenue is recognized on a straight-line basis over the term of the contract including the renewal period. Contracts are evaluated to determine whether renewal options provide the customer with an embedded material right and whether a significant financing arrangement exists. For maintenance and support services, the transaction price is paid monthly, quarterly, or annually over the term of the contract as service is provided.

Creative Services

CDM provides creative services in the way of producing and managing content to be run on customer’s digital display networks. For creative services, revenue is recognized at a point in time when the project is completed and the customer has accepted the final product. Creative service projects are based on an hourly rate and the transaction price recognized as revenue is the amount to which CDM has a right to invoice based on the amount of hours required to complete the project. Payment of the transaction price is due at commencement, phases, or upon completion of the project.

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(21)

DDC Group International Inc. d/b/a Cineplex Digital Media
Notes to Consolidated Financial Statements
For the years ended December 31, 2024 and 2023

(expressed in thousands of Canadian dollars, except per share amounts)

Significant accounting judgments and estimation uncertainties

Critical accounting estimates and judgments

CDM makes estimates and assumptions concerning the future that may not equal actual results. The following are the estimates and judgments applied by management that most significantly impact CDM’s consolidated financial statements. These estimates and judgments have a significant risk of causing a material adjustment to the carrying values of assets and liabilities within the next financial year.

a)	Goodwill and recoverable amount of long lived assets
Recoverable amount

CDM tests at least annually whether goodwill suffered any impairment. Assessment of impairment for long-lived assets, including property, equipment, leaseholds, right-of-use assets, intangible assets and goodwill is performed more frequently as specific events or circumstances dictate triggering events and changes in circumstances indicate that the carrying amount of the asset group may not be fully recoverable. Management makes key assumptions and estimates in determining the recoverable amount of its long lived assets and groups of CGUs’ goodwill, including revenue growth rates, variable and fixed cash flows, operating margins and discount rates.

b)	Income taxes

The timing of reversal of timing differences and the expected income allocation to various tax jurisdictions within Canada affect the effective income tax rate used to compute the deferred income tax asset. During the second quarter of 2023, CDM assessed the recoverability of net deferred income tax assets and determined that the expected return to profitability provided a reasonable expectation that previously derecognized net deferred income tax assets will be utilized to offset future periods of taxable income, resulting in income tax recovery of approximately $8,923 in the second quarter of 2023. Management estimates the reversals and income allocation based on historical and budgeted operating results and income tax laws existing at the consolidated balance sheet dates. In addition, management occasionally estimates the current or future deductibility of certain expenditures, affecting current or deferred income tax balances and expenses.

DDC Group International Inc. d/b/a Cineplex Digital Media
2024 ANNUAL FINANCIAL STATEMENTS - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	(22)